SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) November 14, 2006
____________________________________________________

MEDIQUIP HOLDINGS, INC.
(formerly True Health, Inc.)
(Exact name of registrant as specified in its charter)

Nevada
(formerly Utah)
(State or other jurisdiction of incorporation or organization)

75-2263732
(IRS Employer Identification Number)

Kelsy House, 77 High Street
Beckenham, Kent, UK. BR3 1AN
(Address of principal executive offices)

David Francis, Chairman & CEO
True Health, Inc.
Kelsy House, 77 High Street
Beckenham, Kent, UK. BR3 1AN
(Name and address of agent for service)

011 44 (0)208 658 9575
(Telephone number, including area code of agent for service)

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

Effective November 22, 2006, MediQuip Holdings, Inc., a Nevada corporation (the “Company”) executed an Agreement and Plan of Reorganization with Deep Down, Inc., a Delaware corporation, Ronald E. Smith and Mary L. Budrunas, the majority shareholders of Deep Down, Inc.

The Agreement provides for the acquisition of Deep Down, Inc. by the Company resulting in Deep Down being a wholly owned subsidiary of the Company. The transaction is expected to be completed on or before the 14th day of December 2006 by the issuance to the shareholders of Deep Down of approximately 90% of the common stock outstanding, on a fully diluted basis, of the Company. The transaction will not require approval of shareholders of the Company.

The Agreement provides that the officers and directors of Deep Down will become the officers and directors of the Company and the present officers and directors of the Company will resign. Therefore, upon completion of the transaction, there will be a change in control of the Company.

The Agreement also provides for a change of the Company’s name from MediQuip Holdings, Inc. to Deep Down, Inc.

Closing of the transaction is subject to the customary matters usually associated with business combinations.

Item 7. Financial Statements and Exhibits

Financial Statements

None

Exhibits

Exhibit A -Agreement and Plan of Reorganization with Deep among MediQuip Holdings, Inc., Down, Inc., a Delaware corporation, and the majority shareholders of Deep Down, Inc. dated November 22, 2006 (without Exhibits)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIQUIP HOLDINGS, INC.

By: /s/ David Francis
David Francis, President

Date: November 22, 2006

EXHIBIT A
AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION

among

MEDIQUIP HOLDINGS, INC.

DEEP DOWN, INC.

and

THE MAJORITY SHAREHOLDERS OF DEEP DOWN, INC.

Dated as of November 22, 2006

TABLE OF CONTENTS

PAGE
ARTICLE I THE EXCHANGE
SECTION 1.01. The Exchange
SECTION 1.02. Effective Time; Closing
SECTION 1.03. Effect of the Exchange
SECTION 1.04. Directors and Officers
ARTICLE II DELIVERY OF SECURITIES; EXCHANGE OF CERTIFICATES
SECTION 2.01. Delivery of Securities
SECTION 2.02. Exchange of Certificates
SECTION 2.03. Stock Transfer Books
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 3.01. Organization and Qualification; Subsidiaries
SECTION 3.02. Certificate of Incorporation and By-Laws
SECTION 3.03. Capitalization
SECTION 3.04. Authority Relative to This Agreement
SECTION 3.05. No Conflict; Required Filings and Consents
SECTION 3.06. Permits; Compliance; Deep Down Products; Regulation
SECTION 3.07. Absence of Certain Changes or Events
SECTION 3.08. Absence of Litigation
SECTION 3.09. Employee Benefit Plans; Labor Matters
SECTION 3.10. Contracts
SECTION 3.11. Environmental Matters
SECTION 3.12. Trademarks, Patents and Copyrights
SECTION 3.13. Taxes
SECTION 3.14. State Takeover Statutes
SECTION 3.15. Brokers
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MEDIQUIP
SECTION 4.01. Organization and Qualification; Subsidiaries
SECTION 4.02. Certificate of Incorporation and By-Laws
SECTION 4.03. Capitalization
SECTION 4.04. Authority Relative to This Agreement
SECTION 4.05. No Conflict; Required Filings and Consents
SECTION 4.06. Permits; Compliance
SECTION 4.07. Stock Option Plan
SECTION 4.08. Absence of Certain Changes or Events
SECTION 4.09. Absence of Litigation
SECTION 4.10. Employee Benefit Plans
SECTION 4.11. Contracts
SECTION 4.12. Environmental Matters
SECTION 4.13. Trademarks, Patents and Copyrights
SECTION 4.14. Taxes
SECTION 4.15. Accounting and Tax Matters
SECTION 4.16. Brokers
ARTICLE V CONDUCT OF BUSINESSES PENDING THE REORGANIZATION
SECTION 5.01. Conduct of Business by Deep Down Pending the Exchange
SECTION 5.02. Conduct of Business by MediQuip Pending the Exchange
ARTICLE VI ADDITIONAL AGREEMENTS
SECTION 6.01. Filing of Form 8-K
SECTION 6.02. Preparation of Disclosure Statement
SECTION 6.03. Access to Information; Confidentiality
SECTION 6.04. Obligations of MediQuip
SECTION 6.05. Obligations of Securityholder
SECTION 6.06. Application to Standard & Poor’s
SECTION 6.06. Filing of Amended Form 8-K
SECTION 6.07. Further Action; Consents; Filings
SECTION 6.08. Reorganization of Deep Down
SECTION 6.09. Agreement to Deliver Shares
SECTION 6.10. Plan of Exchange
SECTION 6.11. Board of Directors of MediQuip
SECTION 6.12. Public Announcements
SECTION 6.13. Conveyance Taxes
ARTICLE VII CONDITIONS TO THE REORGANIZATION
SECTION 7.01. Conditions to the Obligations of Each Party
SECTION 7.02. Conditions to the Obligations of MediQuip
SECTION 7.03. Conditions to the Obligations of Deep Down
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER
SECTION 8.01. Termination
SECTION 8.02. Effect of Termination
SECTION 8.03. Amendment
SECTION 8.04. Waiver
SECTION 8.05. Expenses
ARTICLE IX GENERAL PROVISIONS
SECTION 9.01. Non-Survival of Representations, Warranties and Agreements
SECTION 9.02. Notices
SECTION 9.03. Certain Definitions
SECTION 9.04. Severability
SECTION 9.05. Assignment; Binding Effect; Benefit
SECTION 9.06. Incorporation of Exhibits
SECTION 9.07. Specific Performance
SECTION 9.08. Governing Law; Forum
SECTION 9.09. Headings
SECTION 9.10. Counterparts
SECTION 9.11. Entire Agreement

EXHIBITS

A - Certificates to be Exchanged
B - Material Contracts of Deep Down
C - Material Contracts of MediQuip
D - Form of Merger Agreement among SubSea, SOS and Deep Down
E - Form of Officer’s Certificate of MediQuip concerning accuracy
F - Form of Officer’s Certificate of Deep Down concerning accuracy
G - Form of Investment Agreement
H - Exceptions to Representations and Warranties of Deep Down

AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION dated as of November 22, 2006 (this “Agreement”) among MEDIQUIP HOLDINGS, INC., a Nevada corporation (“MediQuip”), DEEP DOWN, INC., a Delaware corporation (formerly SubSea Acquisition Corporation, a Texas corporation ) (“Deep Down”) and the undersigned majority securityholders of Deep Down (collectively, the “Shareholder”).

W I T N E S S E T H

WHEREAS, upon the terms and subject to the conditions of this Agreement, all securityholders of Deep Down will exchange all of the shares of Deep Down’s common stock for a specified number of shares of MediQuip’s common stock to be issued and MediQuip will acquire all of the issued and outstanding securities of Deep Down, making Deep Down a wholly-owned subsidiary of MediQuip;

WHEREAS, the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where securityholders of Deep Down reside;

WHEREAS, for federal income tax purposes, the Exchange is intended to qualify as a reorganization under the provisions of section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”); and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, MediQuip, Deep Down and Shareholder hereby agree as follows:

ARTICLE ITHE EXCHANGE

SECTION 1.01. The Exchange. Upon the terms and subject to the conditions set forth in Article VII, at the Effective Time (as defined below in Section 1.02), as a result of the Exchange, Deep Down will become a wholly owned subsidiary of MediQuip.

SECTION 1.02. Effective Time; Closing. As promptly as practicable and in no event later than the 14th day of December, 2006 and following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Exchange to be consummated by Shareholder delivering to MediQuip, or its representatives, the certificates representing all of the outstanding Deep Down Securities (as defined below in Section 2.01 (c)), duly endorsed (or with duly executed stock powers) so as to make MediQuip the sole owner thereof free and clear of all claims and encumbrances except as specifically assumed by MediQuip. The term “Effective Time” means the date and time of the Closing (or such later time as may be agreed in writing by each of the parties hereto) to be held at the offices of Sonfield & Sonfield, Houston, Texas (or such other place as the parties may agree).

SECTION 1.03. Effect of the Exchange. At the Effective Time, the effect of the Exchange shall be Deep Down becoming a wholly owned subsidiary of MediQuip.

SECTION 1.04. Directors and Officers. The initial officers and directors of MediQuip shall be the persons designated by Deep Down immediately prior to the Effective Time, in each case until their respective successors are duly elected or appointed and qualified. In connection with such election, MediQuip shall have provided its securityholders with an Information Statement pursuant to Section 14f of the Exchange Act and Securities Exchange Commission (“SEC”) Rule 14f-1.

ARTICLE IIDELIVERY OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01. Delivery of Securities. At the Effective Time, by virtue of the Exchange:

(a) (i) 85,000,000 shares of common stock, par value $0.001 per share, of MediQuip (the “MediQuip Common Stock”) shall be issued in exchange for all outstanding shares of common stock of Deep Down (the “Deep Down Common Stock”), (ii) 5,000 shares of Series D Redeemable Convertible Preferred Stock and 3,000 shares of Series F Redeemable Convertible Preferred Stock of Mediquip will be exchanged for a like number and designation of Redeemable Convertible Preferred Stock of Deep Down issued and outstanding immediately prior to the Effective Time, except the conversion price will be reduced from $1.45 per share to $0.1933 per share, (iii) 5,000 shares of Series E Redeemable Exchangeable Preferred Stock and 1,000 shares of Series G Redeemable Exchangeable Preferred Stock will be exchanged for a like number and designation of Redeemable Exchangeable Preferred Stock of Deep Down issued and outstanding immediately prior to the Effective Time. The Deep Down Common Stock and the several series of Deep Down preferred stock are collectively referred to as the “Deep Down Securities”). Each share of Deep Down Common Stock shall be converted, subject to Section 2.02(e), into the right to receive a ratable portion of 85,000,000 shares (the “Exchange Ratio”) of MediQuip Common Stock; provided, however, that, if between the date of this Agreement and the Effective Time the outstanding shares of MediQuip Common Stock shall have been changed from into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares (all such shares of MediQuip Common Stock being herein referred to as the “MediQuip Securities” or the “Exchange Consideration”); and

(b) each Share held in the treasury of Deep Down and each Share owned by MediQuip or any direct or indirect wholly owned subsidiary of MediQuip or of Deep Down immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

SECTION 2.02. Exchange of Certificates.

(a) At the Closing, Shareholder shall deliver to MediQuip all certificates representing Deep Down Securities (the “Certificates”) delivered to it (together with any stock transfer tax stamps required by reason of the payment of the Exchange Consideration to a person other than the registered holder of the Certificate surrendered), together with such other customary documents as may reasonably be required by MediQuip, in exchange for the Exchange Consideration. Certificates representing the Exchange Consideration shall be issued to the persons and in the amounts described in Exhibit A. Any shareholder of Deep Down whose Certificates are not delivered at the Closing shall receive the Exchange Consideration with respect to such Certificates upon delivery to MediQuip after the Closing of such Certificates and the other items required pursuant to the first sentence of this Section 2.02(a).

(b) No dividends or other distributions declared or made after the Effective Time with respect to the MediQuip Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of MediQuip Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(d), until the holder of such Certificate shall surrender such Certificate.

(c) All shares of MediQuip Common Stock issued upon conversion of Deep Down Securities in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(b) or (d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Deep Down Securities.

(d) No certificate or scrip representing fractional shares of MediQuip Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of MediQuip. Each holder of a fractional share interest shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the average of the per share closing prices on the OTC Bulletin Board (the “OTC “) of shares of MediQuip Common Stock during the 20 consecutive trading days ending on (and including) the trading day immediately preceding the date of the Effective Time. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the MediQuip shall forward payments to such holders of fractional share interests subject to and in accordance with the terms of Sections 2.02(b).

(e) Neither MediQuip nor Deep Down shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(f) Each of Deep Down and MediQuip shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or MediQuip, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by the Surviving Corporation or MediQuip, as the case may be.

(g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by MediQuip, the posting by such person of a bond, in such reasonable amount as MediQuip may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the MediQuip will issue in exchange for such lost, stolen or destroyed Certificate the Exchange Consideration, any cash in lieu of fractional shares of MediQuip Common Stock to which the holders thereof are entitled pursuant to Section 2.02(d) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(f).

SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of Deep Down shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of Deep Down. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law.

ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in this Agreement, Deep Down hereby represents and warrants to MediQuip that:

SECTION 3.01. Organization and Qualification; Subsidiaries. Each of Deep Down and each subsidiary of Deep Down (the “Deep Down Subsidiaries”) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power, have not had, and could not reasonably be expected to have, individually or in the aggregate, a Deep Down Material Adverse Effect (as defined below). Each of Deep Down and Deep Down Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Deep Down Material Adverse Effect. The term “Deep Down Material Adverse Effect” means any change in or effect on the business of Deep Down and Deep Down Subsidiaries that is materially adverse to the financial condition or results of operations of Deep Down and Deep Down Subsidiaries taken as a whole, except for any such changes or effects resulting from or arising in connection with (i) this Agreement or the transactions contemplated by this Agreement or the announcement hereof, (ii) any changes in economic, regulatory or political conditions or (iii) any issue or condition otherwise known to MediQuip prior to the date of this Agreement.

SECTION 3.02. Certificate of Incorporation and By-Laws. Deep Down has heretofore made available to MediQuip a complete and correct copy of the Certificate of Incorporation and the By-Laws of Deep Down. Such Certificate of Incorporation and By-Laws are in full force and effect. Deep Down is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

SECTION 3.03. Capitalization. Except as indicated on Exhibit A, all Deep Down Securities will be issued and outstanding and will be validly issued, fully paid and non-assessable and (ii) no shares are reserved for future issuance pursuant to Deep Down Stock Options and Warrants. All shares of Deep Down Securities subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Deep Down or any Deep Down Subsidiary to repurchase, redeem or otherwise acquire any shares of Deep Down Securities or any capital stock of any Deep Down Subsidiary. Each outstanding share of capital stock of each Deep Down Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share owned by Deep Down or another Deep Down Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Deep Down’s or such other Deep Down Subsidiary’s voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Deep Down Material Adverse Effect. There are no material outstanding contractual obligations of Deep Down or any Deep Down Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Deep Down Subsidiary or any other person.

SECTION 3.04. Authority Relative to This Agreement. Deep Down has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Exchange and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Deep Down and the consummation by Deep Down of the Exchange and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Deep Down are necessary to authorize this Agreement or to consummate the Exchange and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Deep Down and, assuming the due authorization, execution and delivery by MediQuip, constitutes a legal, valid and binding obligation of Deep Down, enforceable against Deep Down in accordance with its terms.

SECTION 3.05. No Conflict; Required Filings and Consents. (a) Except as described on Exhibit H, the execution and delivery of this Agreement by Deep Down does not, and the performance of this Agreement by Deep Down will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Deep Down or any equivalent organizational documents of any Deep Down Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, to the best knowledge of Deep Down after inquiry, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree (“Law”) applicable to Deep Down or any Deep Down Subsidiary or by which any property or asset of Deep Down or any Deep Down Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Deep Down or any Deep Down Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Deep Down Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b) Except as described on Exhibit H, the execution and delivery of this Agreement by Deep Down does not, and the performance of this Agreement by Deep Down will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority (“Governmental Entity”), except (i) for applicable requirements, if any, of state securities or “blue sky” laws (“Blue Sky Laws”), state takeover laws and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a Deep Down Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

SECTION 3.06. Permits; Compliance. (a) Each of Deep Down and Deep Down Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Deep Down or any Deep Down Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Deep Down Permits”), except where the failure to have, or the suspension or cancellation of, any of Deep Down Permits has not had, and could not reasonably be expected to have, individually or in the aggregate, a Deep Down Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of Deep Down Permits is pending or, to the knowledge of Deep Down, threatened, except where the failure to have, or the suspension or cancellation of, any of Deep Down Permits has not had, and could not reasonably be expected to have, individually or in the aggregate, a Deep Down Material Adverse Effect.

(b) To the best knowledge of Deep Down after inquiry, neither Deep Down nor any Deep Down Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Deep Down or any Deep Down Subsidiary or by which any property or asset of Deep Down or any Deep Down Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Deep Down or any Deep Down Subsidiary is a party or by which Deep Down or any Deep Down Subsidiary or any property or asset of Deep Down or any Deep Down Subsidiary is bound or affected or (iii) any Deep Down Permits, except, in the case of each of (i), (ii) and (iii), for any such conflicts, defaults or violations that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Deep Down Material Adverse Effect.

SECTION 3.07. Absence of Certain Changes or Events. Since the date of its organization, except as contemplated by or as disclosed in this Agreement, Deep Down has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any material change by Deep Down in its accounting methods, principles or practices, (b) any declaration, setting aside or payment of any dividend or distribution in respect of the Commons Stock or any redemption, purchase or other acquisition of any of Deep Down’s securities or (c) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Deep Down, except in the ordinary course of business.

SECTION 3.08. Absence of Litigation. Except as set forth on Section 3.08 of Deep Down Disclosure Schedule, as of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of Deep Down, threatened against Deep Down, or any property or asset of Deep Down, before any court, arbitrator or governmental entity, domestic or foreign, which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on Deep Down or (ii) seeks to delay or prevent the consummation of any other material transaction contemplated by this Agreement. As of the date of this Agreement, neither Deep Down nor any property or asset of Deep Down is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Deep Down, continuing investigation by, any governmental entity, or any order, writ, judgment, injunction, decree, determination or award of any governmental entity or arbitrator having, individually or in the aggregate, a material adverse effect on Deep Down.

SECTION 3.09. Employee Benefit Plans; Labor Matters. With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any “employee benefit plan”, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained or contributed to by Deep Down or any Deep Down Subsidiary, or with respect to which Deep Down or any Deep Down Subsidiary could incur liability under section 4069, 4212(c) or 4204 of ERISA (the “Deep Down Benefit Plans”), Deep Down has made available to the MediQuip a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the “IRS”), (ii) a complete copy of such Deep Down Benefit Plan, (iii) each trust agreement relating to such Deep Down Benefit Plan, (iv) the most recent summary plan description for each Deep Down Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Deep Down Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Deep Down Benefit Plan qualified under section 401(a) of the Code.

SECTION 3.10. Contracts. (a) Exhibit B lists each of the following written contracts and agreements of Deep Down (such contracts and agreements being “Material Contracts”):

(i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to Deep Down that in each case involves annual payment in excess of US$50,000, or British sterling equivalent;

(ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion and market research agreements involving annual payments in excess of US$100,000,or British sterling equivalent, to which Deep Down is a party or any other material contract that compensates any person other than employees based on any sales by Deep Down;

(iii) all leases and subleases of real property;

(iv) all contracts and agreements relating to indebtedness for borrowed money other than trade indebtedness of Deep Down;

(v) all contracts and agreements involving annual payments in excess of $100,000 with any Governmental Entity to which Deep Down is a party; and

(vi) any other material agreement of Deep Down which is terminable upon or prohibits a change of ownership or control of Deep Down.

(b) Each Material Contract: (i) is valid and binding on Deep Down and, to the knowledge of Deep Down, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without material penalty or other material adverse consequence. Deep Down is not in material breach of, or material default under, any Material Contract and, to the knowledge of Deep Down, no other party to any Material Contract is in material breach thereof or material default thereunder.

SECTION 3.11. Environmental Matters. Except as would not, individually or in the aggregate, have a Deep Down Material Adverse Effect:

(a) Deep Down and Deep Down Subsidiaries (i) are in compliance with all applicable Environmental Laws (as defined below), (ii) hold all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits.

(b) None of Deep Down or any Deep Down Subsidiary has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA (defined below) or any similar Law of any state, locality or any other jurisdiction.

(c) None of Deep Down or any Deep Down Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (defined below) and, to the knowledge of Deep Down, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

(d) None of the real property owned or leased by Deep Down or any Deep Down Subsidiary is listed or, to the knowledge of Deep Down, proposed for listing on the “National Priorities List” under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup.

For purposes of this Agreement:

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

“Environmental Laws” means any federal, state or local statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

“Environmental Permits” means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

“Hazardous Materials” means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

SECTION 3.12. Trademarks, Patents and Copyrights. Except as would not, individually or in the aggregate, have a Deep Down Material Adverse Effect, Deep Down and Deep Down Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Deep Down and Deep Down Subsidiaries as currently conducted, and Deep Down has no knowledge of any assertion or claim challenging the validity of any of the foregoing. To the knowledge of Deep Down, the conduct of the business of Deep Down and Deep Down Subsidiaries as currently conducted does not and will not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that has had, or could reasonably be expected to have, individually or in the aggregate, a Deep Down Material Adverse Effect. To the knowledge of Deep Down, there are no infringements of any proprietary rights owned by or licensed by or to Deep Down or any Deep Down Subsidiary that have had, or could reasonably be expected to have, individually or in the aggregate, a Deep Down Material Adverse Effect.

SECTION 3.13. Taxes. Except as for such matters that could not reasonably be expected to have a Deep Down Material Adverse Effect, (a) Deep Down and each of Deep Down Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Deep Down and Deep Down Subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid, (c) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Deep Down or any of Deep Down Subsidiaries and (d) Deep Down and each of Deep Down Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid in accordance with generally accepted accounting principles, whether or not shown as being due on any returns. As used in this Agreement, “Taxes” shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.

SECTION 3.14. State Takeover Statutes. The Board of Directors of Deep Down has taken all action necessary to ensure that any restrictions on business combinations will not apply to the Exchange and the other transactions contemplated by this Agreement. To the knowledge of Deep Down, no other state takeover statute is applicable to the Exchange or the other transactions contemplated by this Agreement.

SECTION 3.15. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Exchange or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Deep Down.

ARTICLE IVREPRESENTATIONS AND WARRANTIES OF MEDIQUIP

MediQuip hereby represents and warrants to Deep Down that:

SECTION 4.01. Organization and Qualification; Subsidiaries. Each of MediQuip and each subsidiary of MediQuip (the “MediQuip Subsidiaries”) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power, authority and governmental approvals have not had, and could not reasonably be expected to have, individually or in the aggregate, a MediQuip Material Adverse Effect (as defined below). Each of MediQuip and the MediQuip Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a MediQuip Material Adverse Effect. The term “MediQuip Material Adverse Effect” means any change in or effect on the business of MediQuip and the MediQuip Subsidiaries that is materially adverse to the financial condition or results of operations of MediQuip and the MediQuip Subsidiaries taken as a whole, except for any such changes or effects resulting from or in connection with (i) this Agreement or the transactions contemplated by this Agreement or the announcement hereof, (ii) any changes in economic, regulatory or political conditions or (iii) any issue or condition otherwise known to Deep Down prior to the date of this Agreement.

SECTION 4.02. Certificate of Incorporation and By-Laws. MediQuip has heretofore made available to Deep Down a complete and correct copy of the Certificate of Incorporation and the By-Laws of MediQuip. Such Certificates of Incorporation and By-Laws are in full force and effect. MediQuip is not violation of any of the provisions of its Certificate of Incorporation or By-Laws.

SECTION 4.03. Capitalization. The authorized capital stock of MediQuip consists of (a) 490,000,000 shares of MediQuip Common Stock, $.001 par value, and (b) 10,000,000 shares of preferred stock, $.001 par value. As of the date of this Agreement, (i) 39,221,421 shares of MediQuip Common Stock are issued and outstanding, and 22,000 shares of MediQuip preferred stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) in addition to the shares reserved for issuance under the terms of the Plan referred to and defined in Section 4.07, no shares of MediQuip Common Stock are held in the treasury of MediQuip or by MediQuip Subsidiaries and (iii) 4,400,000 shares are reserved for future issuance upon conversion of the outstanding preferred stock. Immediately prior to closing, there will exist only 7,870,171 shares of MediQuip Common Stock issued and outstanding and 22,000 shares of MediQuip preferred stock (convertible into a maximum of 4,400,000 shares of common stock of MediQuip) issued and outstanding. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of MediQuip or any MediQuip Subsidiary or obligating MediQuip or any MediQuip Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, MediQuip or any MediQuip Subsidiary. All shares of MediQuip Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of MediQuip or any MediQuip Subsidiary to repurchase, redeem or otherwise acquire any shares of MediQuip Common Stock or any capital stock of any MediQuip Subsidiary. Each outstanding share of capital stock of each MediQuip Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share owned by MediQuip or another MediQuip Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on MediQuip’s or such other MediQuip Subsidiary’s voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a MediQuip Material Adverse Effect. There are no material outstanding contractual obligations of MediQuip or any MediQuip Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any MediQuip Subsidiary or any other person. The shares of MediQuip Common Stock to be issued pursuant to the Exchange in accordance with Section 2.01 (i) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the MediQuip’s Certificate of Incorporation or By-Laws or any agreement to which the MediQuip is a party or is bound and (ii) will, when issued, be exempt from registration under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”) and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) and exempt from registration under applicable Blue Sky Laws. The shares of MediQuip Common Stock to be issued pursuant to the Exchange in accordance with Section 2.01 will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such MediQuip Securities):

“The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The Securities may not be sold, transferred or assigned in the absence of an effective registration statement for the Securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act.”

SECTION 4.04. Authority Relative to This Agreement. MediQuip has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Exchange and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by MediQuip and the consummation by MediQuip of the Exchange and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of MediQuip are necessary to authorize this Agreement or to consummate the Exchange and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by MediQuip and, assuming the due authorization, execution and delivery by Deep Down, constitutes a legal, valid and binding obligation of MediQuip, enforceable against MediQuip in accordance with its terms.

SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by MediQuip does not, and the performance of this Agreement by MediQuip will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of MediQuip, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to MediQuip or any MediQuip Subsidiary or by which any property or asset of MediQuip or any MediQuip Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of MediQuip or any MediQuip Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a MediQuip Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b) The execution and delivery of this Agreement by MediQuip does not, and the performance of this Agreement by MediQuip will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the Securities Act, the OTC, and state takeover laws; and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a MediQuip Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

SECTION 4.06. Permits; Compliance. (a) Each of MediQuip and the MediQuip Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for MediQuip or any MediQuip Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the “MediQuip Permits”), except where the failure to have, or the suspension or cancellation of, any of MediQuip Permits has not had, and could not reasonably be expected to have, individually or in the aggregate, a MediQuip Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of MediQuip Permits is pending or, to the knowledge of MediQuip, threatened, except where the failure to have, or the suspension or cancellation of, any of MediQuip Permits has not had, and could not reasonably be expected to have, individually or in the aggregate, a MediQuip Material Adverse Effect.

(b) Neither MediQuip nor any MediQuip Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to MediQuip or any MediQuip Subsidiary or by which any property or asset of MediQuip or any MediQuip Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which MediQuip or any MediQuip Subsidiary is a party or by which MediQuip or any MediQuip Subsidiary or any property or asset of MediQuip or any MediQuip Subsidiary is bound or affected or (iii) any MediQuip Permits, except, in the case of each of (i), (ii) and (iii), for any such conflicts, defaults or violations that have not had, and could not reasonably be expected to have, individually or in the aggregate, a MediQuip Material Adverse Effect.

SECTION 4.07. Divestiture of Westmeria Health Care Limited MediQuip shall have divested all of its interest in its wholly owned subsidiary, Westmeria Health Care Limited, a private limited company incorporated in England and Wales, and shall have paid or discharged any MediQuip obligations of any kind or character, direct or contingent, such that there are no outstanding liabilities whatsoever. The consideration received by MediQuip for the divestiture of Westmeria shall be the cancellation of 31,351,250 outstanding common stock equivalents of MediQuip. Upon the closing of the divestiture of Westmeria Health Care Limited, there will exist only 7,870,171 shares of MediQuip Common Stock issued and outstanding and 22,000 shares of MediQuip preferred stock (convertible into a maximum of 4,400,000 shares of common stock of MediQuip) issued and outstanding.

SECTION 4.08. Absence of Certain Changes or Events. Since the date of the filing of the Annual Report on Form 10-KSB (the “Annual Report”), except as contemplated by or as disclosed in this Agreement, or as disclosed in any amendment to the Annual Report, MediQuip and MediQuip Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any MediQuip Material Adverse Effect, (b) any material change by MediQuip in its accounting methods, principles or practices, (c) any declaration, setting aside or payment of any dividend or distribution in respect of the Shares or any redemption, purchase or other acquisition of any of MediQuip’s securities or (d) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of MediQuip or any MediQuip Subsidiary, except in the ordinary course of business consistent with past practice.

SECTION 4.09. Absence of Litigation. As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of MediQuip, threatened against MediQuip or any MediQuip Subsidiary, or any property or asset of MediQuip or any MediQuip Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a MediQuip Material Adverse Effect or (ii) seeks to delay or prevent the consummation of the Exchange or any other material transaction contemplated by this Agreement. As of the date of this Agreement, neither MediQuip nor any MediQuip Subsidiary nor any property or asset of MediQuip or any MediQuip Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of MediQuip, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator having, individually or in the aggregate, a MediQuip Material Adverse Effect.

SECTION 4.10. Employee Benefit Plans. MediQuip and MediQuip Subsidiary presently do not have any employees. MediQuip and MediQuip Subsidiary presently do not, and have never in the past, maintained or contributed to any employee benefit plan, program, arrangement and contract (including, without limitation, any “employee benefit plan”, as defined in section 3(3) of ERISA).

SECTION 4.11. Contracts. (a) Exhibit C lists each of the following written contracts and agreements of MediQuip (such contracts and agreements being “Material Contracts”):

(i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to MediQuip;

(ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion and market research agreements, to which MediQuip is a party or any other material contract that compensates any person other than employees based on any sales by MediQuip;

(iii) all leases and subleases of real property;

(iv) all contracts and agreements relating to indebtedness for borrowed money other than trade indebtedness of MediQuip;

(v) all contracts and agreements involving annual payments in excess of $100,000 with any Governmental Entity to which MediQuip is a party; and

(iv) any other material agreement of MediQuip which is terminable upon or prohibits a change of ownership or control of MediQuip..

(b) Each Material Contract: (i) is valid and binding on MediQuip and, to the knowledge of MediQuip, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without material penalty or other material adverse consequence. MediQuip is not in material breach of, or material default under, any Material Contract and, to the knowledge of MediQuip, no other party to any Material Contract is in material breach thereof or material default thereunder.

SECTION 4.12. Environmental Matters. Except as disclosed in the Annual Report or as would not, individually or in the aggregate, have a MediQuip Material Adverse Effect:

(a) MediQuip and the MediQuip Subsidiaries (i) are in compliance with all applicable Environmental Laws, (ii) hold all Environmental Permits and (iii) are in compliance with their respective Environmental Permits.

(b) None of MediQuip or any MediQuip Subsidiary has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar Law of any state, locality or any other jurisdiction.

(c) None of MediQuip or any MediQuip Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of MediQuip, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

(d) None of the real property owned or leased by MediQuip or any MediQuip Subsidiary is listed or, to the knowledge of MediQuip, proposed for listing on the “National Priorities List” under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup.

SECTION 4.13. Trademarks, Patents and Copyrights. Except as would not, individually or in the aggregate, have a MediQuip Material Adverse Effect, MediQuip and the MediQuip Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of MediQuip and the MediQuip Subsidiaries as currently conducted, and MediQuip has no knowledge of any assertion or claim challenging the validity of any of the foregoing. To the knowledge of MediQuip, the conduct of the business of MediQuip and the MediQuip Subsidiaries as currently conducted does not and will not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that has had, or could reasonably be expected to have, individually or in the aggregate, a MediQuip Material Adverse Effect. To the knowledge of MediQuip, there are no infringements of any proprietary rights owned by or licensed by or to MediQuip or any MediQuip Subsidiary that have had, or could reasonably be expected to have, individually or in the aggregate, a MediQuip Material Adverse Effect.

SECTION 4.14. Taxes. Except for such matters that would not have a MediQuip Material Adverse Effect, (a) MediQuip and each of the MediQuip Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of MediQuip and the MediQuip Subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid, (c) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against MediQuip or any of the MediQuip Subsidiaries and (d) MediQuip and each of the MediQuip Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid in accordance with generally accepted accounting principles, whether or not shown as being due on any returns.

SECTION 4.15. Accounting and Tax Matters. To the knowledge of MediQuip, neither MediQuip nor any of its affiliates has taken or agreed to take any action that would prevent the Exchange from constituting a transaction qualifying under Section 368(a) of the Code. MediQuip is not aware of any agreement, plan or other circumstance that would prevent the Exchange from qualifying under Section 368(a) of the Code.

SECTION 4.16. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Exchange or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of MediQuip.

ARTICLE VCONDUCT OF BUSINESSES PENDING THE REORGANIZATION

SECTION 5.01. Conduct of Business by Deep Down Pending the Exchange. Deep Down agrees that, between the date of this Agreement and the Effective Time, except as contemplated by any other provision of this Agreement, unless MediQuip shall otherwise consent in writing:

(a)  the businesses of Deep Down and Deep Down Subsidiaries shall be conducted only in, and Deep Down and Deep Down Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

(b)  Deep Down shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of Deep Down and Deep Down Subsidiaries and to preserve the current relationships of Deep Down and Deep Down Subsidiaries with customers, suppliers and other persons with which Deep Down or any Deep Down Subsidiary has significant business relations.

By way of amplification and not limitation, except as contemplated by this Agreement, neither Deep Down nor any Deep Down Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of MediQuip:

(a) amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

(b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Deep Down or any Deep Down Subsidiary or (ii) any material assets of Deep Down or any Deep Down Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e) (i) acquire (including, without limitation, by Exchange, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice;

(ii)  incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice;

(iii)  enter into any contract or agreement material to the business, results of operations or financial condition of Deep Down and Deep Down Subsidiaries taken as a whole other than in the ordinary course of business, consistent with past practice; or

(iv)  enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(e);

(f) increase the compensation payable or to become payable to its employees, except for increases in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or employee of Deep Down or any Deep Down Subsidiary, except for employment or severance agreements in accordance with past practice, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director or employee; or

(g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures.

SECTION 5.02. Conduct of Business by MediQuip Pending the Exchange. MediQuip agrees that, between the date of this Agreement and the Effective Time, except as contemplated by any other provision of this Agreement, unless Deep Down shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed):

(a)  the business of the MediQuip and the MediQuip Subsidiaries shall be conducted only in, and MediQuip and the MediQuip Subsidiaries shall not take any action except in the ordinary course of business and in a manner consistent with past practice; and

(b)  MediQuip shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of MediQuip and the MediQuip Subsidiaries and to preserve the current relationships of MediQuip and the MediQuip Subsidiaries with customers, suppliers and other persons with which MediQuip or any MediQuip Subsidiary has significant business relations.

By way of amplification and not limitation, except as contemplated by this Agreement, neither MediQuip nor any MediQuip Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Deep Down (such consent not to be unreasonably withheld):

(a) amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

(b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of MediQuip or any MediQuip Subsidiary (except for the issuance of shares of MediQuip Common Stock issuable pursuant to the MediQuip Stock Options outstanding on the date of this Agreement or the issuance in the ordinary course of business and consistent with past practice, or (ii) any material assets of MediQuip or any MediQuip Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e) (i) acquire (including, without limitation, by Exchange, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice;

(ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice;

(iii) enter into any contract or agreement material to the business, results of operations or financial condition of MediQuip and the MediQuip Subsidiaries taken as a whole other than in the ordinary course of business, consistent with past practice; or

(iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.02(e);

(f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of MediQuip or any MediQuip Subsidiary who are not officers of MediQuip, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of MediQuip or any MediQuip Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; or

(g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures.

ARTICLE VIADDITIONAL AGREEMENTS

SECTION 6.01. Filing of Form 8-K. Unless adequately disclosed in a periodic report filed with the Securities and Exchange Commission by MediQuip, immediately after the Effective Time, new management of Deep Down will procure the prompt preparation and file with the Securities and Exchange Commission appropriate notice describing this transaction on Form 8-K or other applicable form, and otherwise comply with the provisions of the Securities Exchange Act of 1934.

SECTION 6.02. Preparation of Disclosure Statement. Immediately after the Effective Time, new management of Deep Down will procure the preparation of a disclosure statement containing the necessary information to comply with Rule 15(c)2(11) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and file such forms with one or more firms who are members of the National Association of Securities Dealers, Inc. (“NASD”) and with NASD as are necessary to effect the quotation of MediQuip’s securities in the NASD Electronic Bulletin Board System.

SECTION 6.03. Access to Information; Confidentiality. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which MediQuip or Deep Down or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, MediQuip and Deep Down shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request.

SECTION 6.04. Obligations of MediQuip. MediQuip shall take all action necessary to cause MediQuip to perform its obligations under this Agreement and to consummate the Exchange on the terms and subject to the conditions set forth in this Agreement.

SECTION 6.05. Obligations of Shareholder. Shareholder, on behalf of new management of MediQuip, unconditionally agree: (i) to refrain from the issuance of any securities pursuant to a registration statement on Form S-8 for a period of 12 months from and after the Effective Time (ii) not to change the number of issued or outstanding shares of capital stock of MediQuip by a stock split, stock dividend, combination, reclassification, reverse stock split, combination or reclassification of shares or other similar event for a period of 12 months from and after the Effective Time, and except as a condition to a listing of common stock on a national exchange, in which event the limitation period will be 6 months (iii) not to issue any equity securities to any person, firm or corporation for any purpose whatsoever for consideration less than the fair market value applicable to the nature of the transaction of such securities, and (iv) not to file a registration statement with the Securities and Exchange Commission on Form SB-2 or other similar form covering secondary offering of and class of equity securities prior to the expiration of 6 months from and after the Effective Time.

SECTION 6.06. Application to Standard & Poor’s. New management of Deep Down shall promptly make application to the Standard & Poor’s editorial board to approve your corporation for a full description in Standard & Poor’s Standard Corporation Manual, Standard & Poor’s Daily News Section, coverage of MediQuip as part of the S&P Market Access Program and coverage on Standard & Poor’s Internet Site, www.advisorinsight.com, as well as S&P Marketscope and the S&P Stock Guide database.

SECTION 6.06. Filing of Amended Form 8-K. Within 4 days after the original report on Form 8-K must be filed, new management of Deep Down will prepare and file with the SEC an amendment to the Form 8-K described in Section 6.02 above that includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X for the periods specified in Rule 3.05(b).

SECTION 6.07. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Exchange and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by MediQuip or Deep Down or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Exchange and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Exchange and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws and (B) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

SECTION 6.08. Reorganization of Deep Down.. As soon as practicable, but in no event more than 15 days after the execution of this Agreement Shareholder shall cause SubSea Acquisition Corporation, a Texas corporation, (“SubSea”) to acquire all the issued and outstanding capital stock of Deep Down, Inc., a Delaware corporation, for equity securities of SubSea substantially on the terms set out in the agreement executed by and among SubSea, Deep Down and their respective shareholders. At or about the time of the consummation of the acquisition of Deep Down by SubSea, Shareholder shall cause SubSea to acquire all the issued and outstanding capital stock of Strategic Offshore Services Corporation, a Texas corporation (“SOS”), for equity securities of SubSea substantially on the terms set out in the agreement executed by and among SubSea, SOS and their respective shareholders. Following the consummation of the acquisition of Deep Down by SubSea and the acquisition of SOS by SubSea, SubSea and SOS shall merge with and into Deep Down with Deep Down as the survivor of the merger as a Delaware corporation. The merger shall be consummated substantially on the terms set out in the Agreement and Plan of Merger attached as Exhibit D. The surviving Delaware corporation and the majority shareholders of the surviving Delaware corporation are the parties to this Agreement.

SECTION 6.09. Agreement to Deliver Shares. As the owner of a majority of the shares of Deep Down Securities, Shareholder agrees to vote his shares of Deep Down Securities in favor of approving this Agreement and the transactions contemplated hereby and not to approve or support any competing transaction,

SECTION 6.10. Plan of Exchange. This Agreement is intended to constitute a “plan of reorganization” within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Exchange to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Exchange from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither MediQuip nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Exchange to fail to qualify as a reorganization under section 368(a) of the Code.

SECTION 6.11. Board of Directors of MediQuip. Immediately after the Effective Date, the present Directors of MediQuip shall have caused the appointment of the persons designated by the Shareholder, to the Board of Directors of MediQuip followed by the resignation of all other officers and directors. In connection with such election, MediQuip shall have provided its securityholders with an Information Statement pursuant to Section 14f of the Exchange Act and SEC Rule 14f-1.

SECTION 6.12. Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of MediQuip and Deep Down.

SECTION 6.13. Conveyance Taxes. MediQuip shall be liable for and shall hold Deep Down and the holders of Deep Down Securities who are holders of Deep Down Securities immediately prior to the Effective Time harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement. The parties acknowledge that this Section 6.14 is specifically intended to benefit the holders of Deep Down Securities who are holders of Deep Down Securities immediately prior to the Effective Time.

ARTICLE VIICONDITIONS TO THE REORGANIZATION

SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of Deep Down, MediQuip and Shareholder to consummate the Exchange are subject to the satisfaction or waiver (where permissible) of the following conditions:

(a) this Agreement and the issuance of the Exchange Consideration pursuant to the terms of the Exchange, as the case may be, contemplated hereby shall have been approved and adopted by the requisite affirmative vote of (i) the shareholders of Deep Down in accordance with the General Corporation Law of Delaware and Deep Down’s Certificate of Incorporation and (ii) the board of directors of MediQuip in accordance with the rules of the OTC, the Nevada Revised Statutes and MediQuip’s Articles of Incorporation;

(b) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an “Order”) which is then in effect and has the effect of making the Exchange illegal or otherwise prohibiting consummation of the Exchange; and

(c) all consents, approvals and authorizations legally required to be obtained to consummate the Exchange shall have been obtained from and made with all Governmental Entities.

SECTION 7.02. Conditions to the Obligations of MediQuip . The obligations of MediQuip to consummate the Exchange are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) to the best of Deep Down’s knowledge and belief, each of the representations and warranties of Deep Down contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except where failure to be so true and correct would not have a Deep Down Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where failure to be so true and correct would not have a Deep Down Material Adverse Effect, and MediQuip shall have received a certificate of the Managing Director of Deep Down substantially in the form of Exhibit F to such effect;

(b) Deep Down shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to so comply would not have a Deep Down Material Adverse Effect, and MediQuip shall have received a certificate of the Managing Director of Deep Down substantially in the form of Exhibit F;

(c) MediQuip shall have received an investment representation from each Deep Down Shareholder substantially in the form of Exhibit G.

(d) The consummation of the transactions contemplated by this Agreement shall have been approved at or before the Closing by the affirmative vote of the holders of not less than a majority of Deep Down’s common stock, and shall have received any other shareholder approval necessary to the consummation of the transactions contemplated by this Agreement.

(e) MediQuip shall have received on the Closing Date an opinion, dated the Closing Date, of counsel for Deep Down in form and substance satisfactory to counsel for the MediQuip, to the effect that:

(i) Deep Down is a corporation validly existing and in good standing under the laws of its jurisdiction of organization with all requisite power and authority to own, lease, license, and use their respective properties and assets and to carry on the business in which each is now engaged.

(ii) All necessary proceedings of Deep Down have been duly taken to authorize the execution, delivery, and performance of this Agreement by Deep Down.

(iii) Deep Down has all requisite corporate power and authority to execute, deliver, and perform this Agreement, and this Agreement has been duly authorized, executed, and delivered by Deep Down, constitutes the legal, valid, and binding obligation of Deep Down, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors’ rights generally) is enforceable as to Deep Down in accordance with its terms.

(iv) The execution, delivery, and performance of this Agreement by Deep Down will not violate or result in a breach of any term of Deep Down’s charter document or by-laws; and the execution, delivery, and performance of this Agreement by Deep Down will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any terms of any agreement to which Deep Down are a party.

(v) After reasonable investigation, such counsel has no actual knowledge of any consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal which is required of Deep Down for the execution, delivery, or performance of this Agreement by Deep Down.

(vi) After reasonable investigation, such counsel has no actual knowledge of any litigation, arbitration, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to Deep Down, or any of its business, properties, or assets that (i) can reasonably be expected to result in any materially adverse change in the financial condition, results of operations, business, properties, liabilities, or future prospects of Deep Down taken as a whole or (ii) seeks to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto, except as disclosed in this Agreement.

(vii) The consummation of the transactions contemplated by this Agreement has been approved at or before the Closing by the affirmative vote of the holders of not less than a majority of Deep Down’s common stock, and has received any other shareholder approval necessary to the consummation of the transactions contemplated by this Agreement.

In giving such opinions counsel may state that their opinion and belief are based upon their participation in the preparation of the Agreement and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

SECTION 7.03. Conditions to the Obligations of Deep Down. The obligations of Deep Down to consummate the Exchange are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) each of the representations and warranties of MediQuip contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except where the failure to be so true and correct would not have a MediQuip Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a MediQuip Material Adverse Effect, and Deep Down shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of MediQuip substantially in the form of Exhibit E to such effect;

(b) MediQuip shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to comply would not have a MediQuip Material Adverse Effect, and Deep Down shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of MediQuip substantially in the form of Exhibit E to that effect;

(c) Deep Down shall have received on the Closing Date an opinion, dated the Closing Date, of Sonfield & Sonfield, counsel for the MediQuip in form and substance satisfactory to counsel for Deep Down, to the effect that:

(i) MediQuip is a corporations validly existing and in good standing under the laws of the States of Nevada with all requisite power and authority to own, lease, license, and use their respective properties and assets and to carry on the business in which each is now engaged.

(ii) All necessary proceedings of MediQuip have been duly taken to authorize the execution, delivery, and performance of this Agreement by MediQuip.

(iii) MediQuip have all requisite corporate power and authority to execute, deliver, and perform this Agreement, and this Agreement has been duly authorized, executed, and delivered by MediQuip, constitutes the legal, valid, and binding obligation of MediQuip, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors’ rights generally) is enforceable as to MediQuip in accordance with its terms.

(iv) The execution, delivery, and performance of this Agreement by MediQuip will not violate or result in a breach of any term of MediQuip’s certificate of incorporation or by-laws; and the execution, delivery, and performance of this Agreement by MediQuip will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any terms of any agreement to which MediQuip is a party.

(v) After reasonable investigation, such counsel has no actual knowledge of any consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal which is required of MediQuip for the execution, delivery, or performance of this Agreement by MediQuip.

(vi) After reasonable investigation, such counsel has no actual knowledge of any litigation, arbitration, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to MediQuip, or any of their respective business, properties, or assets that (i) can reasonably be expected to result in any materially adverse change in the financial condition, results of operations, business, properties, liabilities, or future prospects of MediQuip taken as a whole or (ii) seeks to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto, except as disclosed in this Agreement.

(vii) the Shares to be issued by the MediQuip hereunder have been duly authorized and, when issued and when delivered to Deep Down Shareholders as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

In giving such opinions Sonfield & Sonfield may state that their opinion and belief are based upon their participation in the preparation of the Agreement and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

ARTICLE VIIITERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination. This Agreement may be terminated and the Exchange and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

(a) by mutual written consent duly authorized by the Boards of Directors of each of MediQuip and Deep Down;

(b) by either MediQuip or Deep Down if the Effective Time shall not have occurred on or before December 14, 2006 provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(c) there shall be any Order which is final and non-appealable preventing the consummation of the Exchange;

(d) by MediQuip upon a breach of any material representation, warranty, covenant or agreement on the part of Deep Down set forth in this Agreement, or if any representation or warranty of Deep Down shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) and Section 7.02(b) would not be satisfied (“Terminating Deep Down Breach”); provided, however, that, if such Terminating Deep Down Breach is curable by Deep Down through the exercise of its best efforts and for so long as Deep Down continues to exercise such best efforts, MediQuip may not terminate this Agreement under this Section 8.01(d).

(e) by Deep Down upon a breach of any material representation, warranty, covenant or agreement on the part of MediQuip set forth in this Agreement, or if any representation or warranty of MediQuip shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) and Section 7.03(b) would not be satisfied (“Terminating MediQuip Breach”); provided, however, that, if such Terminating Deep Down Breach is curable by MediQuip through the exercise of its best efforts and for so long as MediQuip continues to exercise such best efforts, Deep Down may not terminate this Agreement under this Section 8.01(e).

SECTION 8.02. Effect of Termination. Except as provided in Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of MediQuip or Deep Down or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the shareholders of Deep Down, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Exchange. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

SECTION 8.05. Expenses. All Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Exchange or any other transaction is consummated. “Expenses” as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the closing of the Exchange and the other transactions contemplated by this Agreement.

ARTICLE IX
GENERAL PROVISIONS

SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles I and II and Sections 6.01, 6.02, 6.05, 6.06 and this Article IX shall survive the Effective Time and those set forth in Sections 8.02 and 8.05 and this Article IX shall survive termination.

SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

if to MediQuip:

MediQuip, Inc.
Kelsey House, 77 High Street
Beckenham Kent BR3 1AN
Facsimile: 011 44 208 658 9870

with a copy to (which shall not constitute notice to such party):

Loughran & Co.
38 Hertford Street
London W1Y 7TG
Attn: James A. Loughran, Esq.
Facsimile: (44) 207 355 4975

if to Deep Down:

Deep Down, Inc.
15473 East Freeway
Channelview, Delaware 77530
Attn: John C. Siedhoff, CFO
Facsimile: (281) 862-2522

with a copy to (which shall not constitute notice to Deep Down):

Robert L. Sonfield, Jr., Esq.
Sonfield & Sonfield
770 South Post Oak Lane, Suite 435
Houston, Texas 77056-1937
Facsimile: (713) 877-1547

SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

(a) “affiliate” of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

(b) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

(c) “knowledge” means, with respect to any matter in question, that the executive officers of Deep Down or MediQuip, as the case may be, have actual knowledge of such matter;

(d) “person” means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a “person” as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

(e) “subsidiary” or “subsidiaries” of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

SECTION 9.05. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 9.06. Incorporation of Exhibits. Deep Down Disclosure Schedule, the MediQuip Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 9.08. Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

SECTION 9.09. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.11. Entire Agreement. This Agreement (including the Exhibits) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

THE REMAINDER OF THIS PAGE INTENIONALLY LEFT BLANK

AGREEMENT AND PLAN OF REORGANIZATION

among

MEDIQUIP HOLDINGS, INC.

DEEP DOWN, INC.

and

THE MAJORITY SHAREHOLDERS OF DEEP DOWN, INC.

EXECUTION PAGE

IN WITNESS WHEREOF, MediQuip, Shareholder and Deep Down have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MEDIQUIP, INC.

/s/ Nicola Rodker	/s/

Name: Nicola Rodker Title: Secretary	Name: David Francis Title: President

DEEP DOWN, INC.

/s/ Daniel L. Ritz, Jr.	/s/ Robert E. Chamberlain, Jr.

Name: Daniel L. Ritz, Jr. Title: Secretary	Name: Robert E. Chamberlain, Jr. Title: Chairman & CEO

/s/ Daniel L. Ritz, Jr.	/s/ Robert E. Chamberlain, Jr.

Name: Daniel L. Ritz, Jr. Title: Shareholder	Name: Robert E. Chamberlain, Jr. Title: Shareholder

/s/ John C. Siedhoff

Name: John C. Siedhoff Title: Shareholder